                                                                Exhibit 27(h)iic



                      AMENDMENT TO PARTICIPATION AGREEMENT

                                     Among

                      TRANSAMERICA LIFE INSURANCE COMPANY,
                      (f.k.a.PFL Life Insurance Company),

                        PIMCO VARIABLE INSURANCE TRUST,

                                      and

                        PIMCO ADVISORS DISTRIBUTORS LLC
                     (f.k.a. PIMCO Funds Distributors LLC)

         WHEREAS, Transamerica Life Insurance Company, (f.k.a.PFL Life Insurance Company) (the "Company"), PIMCO Variable Insurance Trust (the "Fund") and PIMCO Advisors Distributors LLC (f.k.a. PIMCO Funds Distributors LLC) ("the "Underwriter") have previously entered into a Participation Agreement ("the Agreement") dated July 1, 1999 and desire to adjust certain provisions of the Agreement;

         NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

1. Schedule A of the Agreement shall be amended by striking it in its entirety and replacing it with the following:

                                   SCHEDULE A

PIMCO VARIABLE INSURANCE TRUST PORTFOLIOS:

SHORT DURATION BOND PORTFOLIOS

-        Money Market Portfolio

-        Short-Term Portfolio

-        Low Duration Portfolio

INTERMEDIATE DURATION BOND PORTFOLIOS

-        Total Return Portfolio

-        Total Return Portfolio II

-        High Yield Portfolio

LONG DURATION BOND PORTFOLIOS

-        Long-Term U.S. Government Portfolio]

REAL RETURN PORTFOLIOS

-        Real Return Portfolio

-        Commodity Real Return Strategy Portfolio

INTERNATIONAL BOND PORTFOLIO

-        Global Bond Portfolio

-        Foreign Bond Portfolio

-        Emerging Markets Bond Portfolio

STRATEGIC ASSET ALLOCATION PORTFOLIOS

-        Strategic Balanced Portfolio

-        All Asset Portfolio

EQUITY-RELATED PORTFOLIOS

-        StocksPLUS Growth and Income Portfolio

-        StocksPLUS Total Return Portfolio

Name of Separate Account and Date
Established by Board of Directors:                Contract Funded by Separate Account:
----------------------------------------------------------------------------------------
PFL Retirement Builder Variable                   PFL Retirement Income Builder Variable
Annuity Account; March 29, 1996;                  Annuity Contracts; Policy Form No.
(1940 Act Registrant)                             AV288-101-985-796 (may vary by state)
                                                  (1933 Act Registered)

PFL Corporate Account One;                        Advantage V Variable Universal Life
August 10, 1998 (1940 Act Exclusion)              Policy; Policy Form No. 712-136-84-798
                                                  (may vary by state)(1933 Act Exempt)

Transamerica Corporate Separate Account           Advantage X Variable Adjustable Life
Sixteen; June 16, 2003                            Insurance Policy
(1940 Act Exclusion)                              Policy Form No. EM VC1 TL703
                                                  (may vary by state)

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this

Amendment, it is understood and agreed that the provisions of this Amendment shall control.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

                                     TRANSAMERICA LIFE INSURANCE COMPANY,
                                     (f.k.a. PFL Life Insurance Company)

                                     By: ____________________________________

                                     Name: __________________________________

                                     Title: _________________________________

                                     Date: __________________________________

                                     PIMCO VARIABLE INSURANCE TRUST

                                     By: /s/ Jeffrey M. Sargent
                                         ------------------------------------

                                     Name: Jeffrey M. Sargent

                                     Title: Senior Vice President

                                     Date:___________________________________

                                     PIMCO ADVISORS DISTRIBUTORS LLC
                                     (f.k.a PIMCO Funds Distributors LLC)

                                     By: /s/ Newton B. Schott, Jr.
                                         ------------------------------------

                                     Name: Newton B. Schott, Jr.

                                     Title: Managing Director

                                     Date:___________________________________